Exhibit  3(a)

                  Certificate of Adoption of Charter Amendment

     The Prudential Insurance Company of America, a stock insurance company incorporated in the State of New Jersey (the "Company"), by John M. Liftin, its Senior Vice President and Susan L. Blount, Secretary to the Company, pursuant to this Certificate of Adoption of Charter Amendment (the "Amendment Certificate") does hereby certify:

     WHEREAS, the Board of Directors and sole shareholder of the Company deem it appropriate to increase the stated capital of the Company and to amend the Charter to permit such an increase;

     The Board of Directors of said corporation at a meeting held on February 12, 2002 in accordance with the Charter and By-laws of the Company adopted the following resolutions:

     WHEREAS, the Board of Directors at its meeting on January 8, 2002, approved an amendment to the Company's Charter to increase the stated capital of the Company to $1,530,000, but has subsequently determined that it would be more appropriate to increase the stated capital to $2,500,000;

     RESOLVED, that the Board hereby approves an amendment to Article FIFTH of the Company's Charter to read as follows:

          The corporation is authorized to issue 500,000 shares of Common Stock, each having a par value of five dollars ($5.00), all of which shall be outstanding.

     RESOLVED FURTHER, that the Board directs that such amendment be submitted for approval of the Company's sole shareholder; and

     RESOLVED FURTHER, that instead of filing the Charter amendment approved on January 8, 2002, each of the Chairman of the Board, any Vice President or the Secretary of the Company is hereby authorized to execute any consents necessary to evidence this approval and to file the amendment of the Charter with the Department of Banking and Insurance of the State of New Jersey and any other regulatory authority he or she deems necessary in order to effectuate the amendment as soon as is practicable;

                                       ***

                                       And

     The Board of Directors of Prudential Holdings, LLC, the sole shareholder of the Company by unanimous written consent dated February 13, 2002 approved the above-described amendment to the Company's Charter.

     IN WITNESS WHEREOF, The Prudential Insurance Company of America has caused this Certificate to be signed by its Senior Vice President and its Secretary and its corporate seal to be affixed this 26th day of February, 2002.



                                 The Prudential Insurance Company of America

                                 By: /s/ John M. Liftin
                                     -----------------------------
                                     Senior Vice President

                                By:  /s/ Susan L. Blount
                                     -----------------------------
                                     Vice President and Secretary


Attest:

 /s/ Susan L. Blount
--------------------------------
Susan L. Blount

STATE OF NEW JERSEY        :
                           :    SS.:
COUNTY OF ESSEX            :


     BE IT REMEMBERED that on this 26th day of February, 2002, before me, the Subscriber, a Notary Public of the State of New Jersey, personally appeared SUSAN L. BLOUNT who, being by me duly sworn on her oath, deposes and makes proof to my satisfaction, that she is the Secretary of The Prudential Insurance Company of America named in the foregoing Certificate of Adoption of Amended and Restated Charter; that the execution by said Secretary and a Vice President of said Corporation, as well as the making of said Certificate, has been duly authorized by a proper resolution of the Board of Directors of said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Certificate is such corporate seal and was affixed thereto and said Certificate signed and delivered by said Vice President and Secretary as and for the voluntary act and deed of said Corporation, in presence of deponent, who thereupon subscribed her name thereto as attesting witness.



                                                /s/ Susan L. Blount
                                                -------------------------------
                                                Susan L. Blount
                                                Vice President and Secretary


Sworn and subscribed to before
me on the date aforesaid.

/s/
----------------------------------------
          Notary Public

My Commission expires:  August 30, 2003

                    CERTIFICATE OF COMMISSIONER OF INSURANCE


     I, Holly C. Bakke, Acting Commissioner of Banking and Insurance of the State of New Jersey, hereby certify that the foregoing Charter Amendment of The Prudential Insurance Company of America has been submitted to and examined by me, and I found it to be in accordance with Title 17B of the New Jersey Statutes and not inconsistent with the Constitution or Law of this State.



                                   DATED:  February 27, 2002


                                   /s/ Holly C. Bakke
                                   --------------------------------
                                   Holly C. Bakke
                                   Acting Commissioner of Banking and Insurance